Exhibit 23

CONSENT OF MALONE & BAILEY, PC,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ener1, Inc.
Fort Lauderdale, Florida

We consent to the incorporation by reference in the Registration Statement of Ener1, Inc. on Form S-8 (File Nos. 333-148980, 333-112583 and 333-112581) of our report dated March 5, 2008 for Ener1, Inc.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

March 10, 2008